MERGE TECHNOLOGIES INCORPORATED

                                 Sticker Supplement

	This Supplement No. 1 to the Prospectus of Merge Technologies Incorporated dated May 13, 2003, amends certain information in the section of the Prospectus entitled "Selling Shareholders." Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

			        SELLING SHAREHOLDERS

	We are adding an additional person, C. Paul Pesek, as a Selling Shareholder. Aurora Technology, Inc., a named Selling Shareholder, has transferred a total of 11,242 Shares which it owns to Mr. Pesek. The table set forth in this section is revised as follows:


----------------------------------------------------------------------------------
			Shares Beneficially			   Shares to be
			   Owned Prior to	   Shares	Beneficially Owned
Selling Shareholder	     Offering		Being Offered	 After Offering(1)
-------------------	-------------------	-------------	------------------
			 Number	  Percent			 Number	  Percent


C. Paul Pesek..........  11,242	     *		   11,242	    0	     0



*Less than one percent.

(1)	Assumes the sale of all Shares offered by this Prospectus.

Supplement dated August 1, 2003.

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